Exhibit 3.1

ARTICLES OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

SOTHERLY HOTELS INC.

The undersigned officers of SOTHERLY HOTELS INC., a corporation organized and existing under the laws of the State of Maryland (the “Corporation”), do hereby state and certify that:

1.	The Articles of Amendment and Restatement of the Corporation were filed with the Maryland State Department of Assessments and Taxation on October 20, 2004 (the “Articles of Amendment and Restatement”); the Articles Supplementary to the Articles of Amendment and Restatement of the Corporation were filed with the Maryland Department of Assessments and Taxation on April 18, 2011; and Articles of Amendment to the Articles of Amendment and Restatement were filed with the Maryland Department of Assessments and Taxation on April 16, 2013.

2.	Article VI, Section 6.1 of the Articles of Amendment and Restatement, as amended and supplemented (the “Articles”), is hereby amended in its entirety to read as follows:

“Section 6.1 Authorized Shares. The Corporation has authority to issue 60,000,000 shares of stock, consisting of 49,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and 11,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $600,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. To the extent permitted by Maryland law, the Board of Directors, without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.”

3.	The amendment to the Articles set forth above has been approved by a majority of the entire board of directors of the Corporation as required by law and by the Articles and is made without action by the stockholders of the Corporation, pursuant to the Articles and Section 2-105(a)(13) of the Maryland General Corporation Law.

4.	Immediately before the filing of these Articles of Amendment, the total number of shares of beneficial interest of all classes which the Corporation had authority to issue was 50,000,000, consisting of 49,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share, having an aggregate par value of $500,000.

Exhibit 3.1

5.	Immediately after the filing of these Articles of Amendment, the total number of shares of stock of all classes which the Corporation has authority to issue is 60,000,000, consisting of 49,000,000 shares of common stock, $0.01 par value per share, and 11,000,000 shares of preferred stock, $0.01 par value per share, having an aggregate par value of $600,000.

6.	The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law was not changed by the amendment to the Articles set forth above.

7.	The undersigned President and Chief Operating Officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President and Chief Operating Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[Signatures page follows]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and Chief Operating Officer and attested to on its behalf by its Secretary on this 12 day of August, 2016.

SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
Name: David R. Folsom
Title: President and Chief Operating Officer

ATTEST:

/s/ Anthony E. Domalski

Name: Anthony E. Domalski
Title: Secretary